Exhibit 10.3
MELLANOX TECHNOLOGIES LTD.
THE 2003
ISRAELI SHARE OPTION PLAN
(*In compliance with Amendment No. 132 of the Israeli Tax Ordinance, 2002)
As amended effective as of September 3, 2004

TABLE OF CONTENTS

1. NAME

2. PURPOSE OF THE ISOP

3. DEFINITIONS

4. ADMINISTRATION OF THE ISOP

5. DESIGNATION OF PARTICIPANTS

6. DESIGNATION OF OPTIONS PURSUANT TO SECTION 102

7. TRUSTEE

8. SHARES RESERVED FOR THE ISOP; RESTRICTION THEREON

9. PURCHASE PRICE

10. ADJUSTMENTS

11. TERM AND EXERCISE OF OPTIONS

12. SHARES SUBJECT TO RIGHT OF FIRST REFUSAL

13. VESTING OF OPTIONS

14. PURCHASE FOR INVESTMENT

15. DIVIDENDS

16. ASSIGNABILITY AND SALE OF OPTIONS

17. TERM OF THE ISOP

18. AMENDMENTS OR TERMINATION

19. GOVERNMENT REGULATIONS

20. CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES

21. GOVERNING LAW & JURISDICTION

22. TAX CONSEQUENCES

23. NON-EXCLUSIVITY OF THE ISOP

24. MULTIPLE AGREEMENTS

1.	NAME

This Plan, as amended from time to time, shall be known as the Mellanox Technologies Ltd. 2003 Israeli Share Option Plan (the “ISOP”).

2.	PURPOSE OF THE ISOP

The ISOP is intended as an incentive to retain, in the employ of Mellanox Technologies Ltd. (the “Company”) and its Affiliates (as defined below), persons of training, experience, and ability, to attract new employees, directors or consultants, whose services are considered valuable, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase Shares in the Company, pursuant to the ISOP approved by the board of directors of the Company. The ISOP is effective with respect to Options granted as of January 1, 2003 and shall comply with Amendment no. 132 of the Israeli Tax Ordinance.

3.	DEFINITIONS
For purposes of the ISOP and related documents, including the Option Agreement (as defined below), the following definitions shall apply:
3.1	“Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.

3.2	“Approved 102 Option” means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Optionee.

3.3	“Board” means the Board of Directors of the Company.

3.4	“Capital Gain Option (CGO)” as defined in Section 6.4 below.

3.5	“Cause” means, (i) conviction of any felony involving moral turpitude or affecting the Company; (ii) any refusal to carry out a reasonable directive of the chief executive officer, the Board or the Optionee’s direct supervisor, which involves the business of the Company or its Affiliates and was capable of being lawfully performed; (iii) embezzlement of funds of the Company or its Affiliates; (iv) any breach of the Optionee’s fiduciary duties or duties of care of the Company; including without limitation disclosure of confidential information of the Company; and (v) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Company.

3.6	“Chairman” means the chairman of the Committee.

3.7	“Committee” means a share option compensation committee appointed by the Board.

3.8	“Company” means Mellanox Technologies Ltd, an Israeli company.

3.9	“Companies Law” means the Israeli Companies Law 5759-1999.

3.10	“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

3.11	“Date of Grant” means, the date of grant of an Option, as determined by the Board and set forth in the Optionee’s Option Agreement.

3.12	“Employee” means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding Controlling Shareholder.

3.13	“Expiration date” means the date upon which an Option shall expire, as set forth in Section 11.3 of the ISOP.

3.14	“Fair Market Value” means as of any date, the value of a Share determined as follows:
(i)	If the Shares are listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market system, or the NASDAQ SmallCap Market of the NASDAQ Stock Market, the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in the Wall Street Journal, or such other source as the Board deems reliable. Without derogating from the above, solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the Date of Grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the Date of Grant, the Fair Market Value of a Share at the Date of Grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the Date of Grant or on the thirty (30) trading days following the date of registration for trading, as the case may be;

(ii)	If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or;

(iii)	In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.
3.15	“IPO” means the initial public offering of the Company’s shares.

3.16	“ISOP” means this 2003 Israeli Share Option Plan.

3.17	“ITA” means the Israeli Tax Authorities.

3.18	“Non-Employee” means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

3.19	“Ordinary Income Option (OIO)” as defined in Section 6.5 below.

3.20	“Option” means an option to purchase one or more Shares of the Company pursuant to the ISOP.

3.21	“102 Option” means any Option granted to Employees pursuant to Section 102 of the Ordinance.

3.22	“3(i) Option” means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is Non- Employee.

3.23	“Optionee” means a person who receives or holds an Option under the ISOP.

3.24	“Option Agreement” means the share option agreement between the Company and an Optionee that sets out the terms and conditions of an Option.

3.25	“Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

3.26	“Purchase Price” means the price for each Share subject to an Option.

3.27	“Section 102” means section 102 of the Ordinance as now in effect or as hereafter amended.

3.28	“Share” means the ordinary shares, NIS 0.01 par value each, of the Company.

3.29	“Successor Company” means any entity the Company is merged to or is acquired by, in which the Company is not the surviving entity.

3.30	“Transaction” means (i) merger, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of all or substantially all of the assets of the Company.

3.31	“Trustee” means any individual appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

3.32	“Unapproved 102 Option” means an Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

3.33	“Vested Option” means any Option, which has already been vested according to the Vesting Dates.

3.34	“Vesting Dates” means, as determined by the Board or by the Committee, the date as of which the Optionee shall be entitled to exercise the Options or part of the Options,

as set forth in section 13 of the ISOP.

4.	ADMINISTRATION OF THE ISOP

The Board shall have the power to administer the ISOP either directly or upon the recommendation of the Committee, all as provided by applicable law and in the Company’s Articles of Association. Notwithstanding the above, the Board shall automatically have residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason.

The Committee shall consist of such number of members (not less than two (2) in number) as may be fixed by the Board. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

Any member of such Committee shall be eligible to receive Options under the ISOP while serving on the Committee, unless otherwise specified herein.

The Committee shall have full power and authority to recommend to the board (i) to designate participants; (ii) to determine the terms and provisions of respective Option Agreements (which need not be identical) including, but not limited to, the number of Shares in the Company to be covered by each Option, provisions concerning the time or times when and the extent to which the Options may be exercised, any conditions upon which the vesting of the Options may be accelerated, and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture; (iii) to accelerate the right of an Optionee to exercise, in whole or in part, any previously granted Option; (iv) to interpret the provisions and supervise the administration of the ISOP; (v) to determine the Fair Market Value of the Shares; (vi) to make an election as to the type of Approved 102 Option; (vii) to designate the type of Options and (viii) to determine any other matter which is necessary or desirable for, or incidental to administration of the ISOP.

The Committee shall not be entitled to grant Options to the Optionees however, it will be authorized to issue shares underlying options which have been granted by the board and duly exercised pursuant to the provisions hereof all in accordance with section 112(a)(5) of the Companies Law.

All decisions and selections made by the Board or the Committee pursuant to the provisions of the ISOP shall be made by a majority of its members except that no member of the Board or the Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or the Committee relating to any Option to be granted to that member. Any decision reduced to writing and signed by a majority of the members who are authorized to make such decision shall be fully effective as if it had been made by a majority at a meeting duly held.

The interpretation and construction by the Committee of any provision of the ISOP or of any Option thereunder shall be final and conclusive unless otherwise determined by the Board.

Subject to the Company’s decision, and to all approvals legally required, including, but not limited to the provisions of the Companies Law, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the ISOP unless arising out of such member’s own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company’s Articles of Association, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

5.	DESIGNATION OF PARTICIPANTS

The persons eligible for participation in the ISOP as Optionees shall include any Employees and/or Non-Employees of the Company or of any Affiliates of the Company; provided, however, that (i) Employees may only be granted 102 Options; (ii) Non-Employees may only be granted 3(i) Options; and (iii) Controlling Shareholders may only be granted 3(i) Options.

The grant of an Option hereunder shall neither entitle the recipient thereof to participate nor disqualify the recipient from participating in, any other grant of Options pursuant to the ISOP or any other option or stock plan of the Company or any of its Affiliates.

Anything in the ISOP to the contrary notwithstanding, all grants of Options to directors and office holders (“Nosei Misra” — as such term is defined in the Companies Law) shall be authorized and implemented in accordance with the provisions of the Companies Law or any successor act or regulation, as in effect from time to time.

6.	DESIGNATION OF OPTIONS PURSUANT TO SECTION 102

6.1	The Company may designate Options granted to Employees pursuant to Section 102 as Unapproved 102 Options or Approved 102 Options.

6.2	The grant of Approved 102 Options shall be made under this ISOP adopted by the Board as described in Section 17 below, and shall be conditioned upon the approval of this ISOP by the ITA.

6.3	Approved 102 Option may either be classified as Capital Gain Option (“CGO”) or Ordinary Income Option (“OIO”).

6.4	Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) shall be referred to herein as CGO.

6.5	Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(l) shall be referred to herein as OIO.

6.6	The Company’s election of the type of Approved 102 Options as CGO or OIO granted to Employees (the “Election”), shall be appropriately filed with the ITA before the Date of Grant of an Approved 102 Option. Such Election shall become effective beginning the first Date of Grant of an Approved 102 Option under this ISOP and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Optionees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

6.7	All Approved 102 Options must be held in trust by a Trustee, as described in Section 7 below.

6.8	For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102 of the Ordinance and the regulations promulgated thereunder.

6.9	With regards to Approved 102 Options, the provisions of the ISOP and/or the Option Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the ISOP and of the Option Agreement. Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the ISOP or the Option Agreement, shall be considered binding upon the Company and the Optionees.

7.	TRUSTEE

Approved 102 Options which shall be granted under the ISOP and/or any Shares issued upon exercise of such Approved 102 Options and/or other shares received subsequently following any realization of rights, including without limitation bonus shares, shall be issued to a Trustee and held for the benefit of the Optionees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the “Holding Period”). If the requirements for Approved 102 Options are not met, then the Approved 102 Options may be treated as Unapproved 102 Options, all in accordance with the provisions of Section 102 and regulations promulgated thereunder.

Anything to the contrary notwithstanding, the Trustee shall not release any Options which were not already exercised into Shares by the Optionee or release any Shares issued upon exercise of Approved 102 Options prior to the full payment of the Optionee’s tax liabilities arising from Approved 102 Options which were granted to the Optionee and/or any Shares issued upon exercise of such Options.

With respect to any Approved 102 Option, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee.

Upon receipt of the Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the ISOP, or any Approved 102 Option or Share granted to the Optionee thereunder.

8.	SHARES RESERVED FOR THE ISOP; RESTRICTION THEREON
8.1	The Company shall reserve Two Million Two Hundred and Seventy Thousand (2,270,000) authorized but unissued Shares for purposes of the ISOP and for the purposes of the Mellanox Technologies Ltd 2000 United States Equity Incentive Plan, subject to adjustment as set forth in paragraph 8 below. Any of such Shares which may remain unissued and which are not subject to outstanding Options at the termination of the ISOP shall cease to be reserved for the purpose of the ISOP, but until termination of the ISOP the Company shall at all times reserve sufficient number of Shares to meet the requirements of the ISOP. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares therefore subject to such Option may again be subjected to an Option under the ISOP or under the Mellanox Technologies Ltd. 2000.

8.2	(deleted)

8.3	Each Option granted pursuant to the ISOP shall be evidenced by a written Option Agreement between the Company and the Optionee, in such form as the Committee shall from time to time approve. Each Option Agreement shall state, inter- alia, a number of the Shares to which the Option relates and the type of Option granted thereunder (whether a CGO, OIO, Unapproved 102 Option or a 3(I) Option).
9.	PURCHASE PRICE
9.1	The Purchase Price of each Share subject to an Option or any portion thereof shall be determined by the Committee in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time. Each Option Agreement will contain the Purchase Price determined for each Optionee.

9.2	The Purchase Price shall be payable upon the exercise of the Option in a form satisfactory to the Committee, including without limitation, by cash or cheque.
10.	ADJUSTMENTS

Upon the occurrence of any of the following described events, Optionee’s rights to purchase Shares under the ISOP shall be adjusted as hereafter provided:
10.1	In the event of a Transaction the unexercised Options then outstanding under the ISOP, shall be assumed or substituted for the Shares subject to the unexercised portions of such outstanding Options for an appropriate number of shares of each class of shares or other securities of the Successor Company (or a parent or subsidiary of the Successor Company) which were distributed to the shareholders of the Company in respect of such shares, and appropriate adjustments shall be made in the Purchase Price per share to reflect such action, all as will be determined by the Committee whose determination shall be final.

10.2	Notwithstanding the above and subject to any applicable law, the Board or the Committee may determine with respect to certain Option Agreements that, (a) there shall be a clause instructing that, if in any such Transaction as described in section 10.1 above, the Successor Company (or parent or subsidiary of the Successor Company) does not agree to assume or substitute for the Options, the Vesting Dates shall be accelerated so that any unvested Option shall be immediately vested in full as of the date ten (10) days prior to the effective date of such Transaction.

10.3	For the purposes of section 10.1 above, the Option shall be considered assumed or substituted if, following the Transaction, the Option confers the right to purchase or receive, for each Share underlying an Option immediately prior to the Transaction, the consideration (whether shares, options, cash, or other securities or property) received in the Transaction by holders of Shares for each Share held on the effective date of the Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Transaction is not solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option to be solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary equal in Fair Market Value to the per Share consideration received by holders of a majority of the outstanding Shares in the Transaction; and provided further that the Committee may determine, in its discretion, that in lieu of such assumption or substitution of Options for options of the Successor Company or its parent or subsidiary, such Options will be substituted for any other type of asset or property including cash which is fair under the circumstances.

10.4	If the Company is liquidated or dissolved while unexercised Options remain outstanding under the ISOP, then the Company shall immediately notify all unexercised Option holders of such liquidation, and the Option holders shall then have ten (10) days to exercise any unexercised Vested Option held by them at that time, in accordance with the exercise procedure set forth herein. Upon the expiration of such ten-days period, all remaining outstanding Options will terminate immediately.

10.5	If the outstanding shares of the Company shall at any time be changed or exchanged by declaration of a stock dividend (bonus shares), stock split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of Shares subject to the ISOP or subject to any Options therefore granted, and the Purchase Prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Purchase Price, provided, however, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding shares. Upon happening of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the ISOP (as set forth in paragraph 6 hereof), in respect of which Options have not yet been exercised, shall be appropriately adjusted, all as will be determined by the Board whose determination shall be final.

10.6	Anything herein to the contrary notwithstanding, if prior to the completion of an IPO all or substantially all of the shares of the Company are to be sold, or in case of a Transaction, all or substantially all of the shares of the Company are to be exchanged for securities of another company , then each Optionee shall be obliged to sell or exchange, as the case may be, any Shares such Optionee purchased under the ISOP, in accordance with the instructions issued by the Board in connection with the Transaction, whose determination shall be final.

10.7	The Optionee acknowledges that in the event that the Company’s shares shall be registered for trading in any public market, Optionee’s rights to sell the Shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the Optionee unconditionally agrees and accepts any such limitations.
11.	TERM AND EXERCISE OF OPTIONS
11.1	Options shall be exercised by the Optionee by giving written notice to the Company, in such form and method as may be determined by the Company and the Trustee and when applicable, in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice and the Purchase Price by the Company at its principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

11.2	Each Option granted under the ISOP shall be exercisable following the Vesting Dates and for the number of Shares as shall be provided in Exhibit B to the Option Agreement. However no Option shall be exercisable after the Expiration Date.

11.3	Options, to the extent not previously exercised, shall terminate forthwith upon the earlier of: (i) the date set forth in the Option Agreement; and (ii) the expiration of any extended period in any of the events set forth in section 11.6 below.

11.4	The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options become vested and excercisable, prior to the Expiration Date, and provided that, subject to the provisions of Section 11.6 below, the Optionee is employed by or providing services to the Company or any of its Affiliates, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

11.5	Subject to the provisions of Section 11.6 below, in the event of termination of Optionee’s employment or service with the Company or any of its Affiliates, all Options granted to him will immediately be expired. A notice of termination of employment or service shall be deemed to constitute termination of employment. For the avoidance of doubt, in case of such termination of employment or service, the unvested portion of the Optionee’s Option shall not vest and shall not become exercisable.

11.6	Notwithstanding anything to the contrary hereinabove, an Option may be exercised after the date of termination of Optionee’s employment or service with the Company or any Affiliate of the Company during an additional period of time beyond the date of such termination, but only with respect to the number of Options already vested at the time of such termination according to the Vesting Dates, if: (i) termination is without Cause, in which event any Options still in force and unexpired may be exercised within a period of three (3) months from the date of such termination, (ii) termination is the result of death or disability of the Optionee, in which event any Options still in force and unexpired may be exercised within a period of 18 (eighteen) months from the date of termination in the event of death and 12 (twelve) months from the date of termination in the event of disability, or (iii) prior to the date of such termination, the Committee shall authorize an extension of the terms of all or part of the Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable.

For avoidance of any doubt, if termination of employment or service is for Cause, any outstanding unexercised Option (whether vested or non-vested), will immediately expire and terminate, and the Optionee shall not have any right in connection to such outstanding Options.

11.7	To avoid doubt, the holders of Options shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any part of an Option, nor shall they be deemed to be a class of shareholders or creditors of the Company for purpose of the operation of sections 350 and 351 of the Companies Law or any successor to such section, until registration of the Optionee as holder of such Shares in the Company’s register of shareholders upon exercise of the Option in accordance with the provisions of the ISOP.

11.8	Any form of Option Agreement authorized by the ISOP may contain such other provisions as the Committee may, from time to time, deem advisable.

11.9	With respect to Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the

Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.
12.	SHARES SUBJECT TO RIGHT OF FIRST REFUSAL
12.1	Notwithstanding anything to the contrary in the Articles of Association of the Company, none of the Optionees shall have a right of first refusal in relation with any sale of shares in the Company.

12.2	Unless otherwise determined by the Committee, until such time as the Company shall complete an IPO, an Optionee shall not have the right to sell Shares issued upon the exercise of an Option within six (6) months and one day of the date of exercise of such Option or issuance of such Shares. The sale of Shares by the Optionees shall be subject to the right of first refusal of other shareholders as set forth in the Articles of Association of the Company. In the event that the Articles of Association of the Company shall not contain any provision regarding rights of first refusal, then, unless otherwise provided by the Board, until such time as the Company shall effectuate an IPO, the sale of Shares issuable upon exercise of an Option, shall be subject to a right of first refusal on the part of the Repurchaser(s).

Repurchaser(s) means (i) the Company, if permitted by applicable laws; (ii) if the Company is not permitted by applicable laws, then any Affiliate of the Company designated by a unanimous decision is reached by the Board; or (iii) if no unanimous decision is reached by the Board, then the Company’s existing shareholders (save, for avoidance of doubt, for other Optionees who already exercised their Options), pro rata in accordance with their shareholding. The Optionee shall give a notice of sale (the “Notice”) to the Company in order to offer the Shares to the Repurchaser(s).

The Notice shall specify the name of each proposed purchaser or other Transferee (“Proposed Transferee”), the number of Shares offered for sale, the price per Share and the payment terms. The Repurchase(s) will be entitled for 30 days from the day of receipt of the Notice (the “30 Days Period”), to purchase all or part of the offered Shares. If by the end of the 30 Days Period not all of the offered Shares have been purchased by the Repurchaser(s), the Optionee will be entitled to sell such Shares at any time during the 90 days following the end of the 30 Days Period on terms not more favorable than those set out in the Notice, provided that the Proposed Transferee agrees in writing that the provisions of this section shall continue to apply to the Shares in the hands of such Proposed Transferee.

13.	VESTING OF OPTIONS

Subject to the provisions of the ISOP, Options shall vest (i.e., Options shall become exercisable) following the Vesting Dates and for the number of Shares as shall be provided in the Option Agreement which shall be signed between the Company and each of the Optionees. However, no Option shall be exercisable after the Expiration Date.

An Option may be subject to such other terms and conditions on the time or times when it may be exercised as the Board may deem appropriate. The vesting provisions of individual Options may vary.

14.	PURCHASE FOR INVESTMENT

The Company’s obligation to issue or allocate Shares upon exercise of an Option granted under the ISOP is expressly conditioned upon (a) the Company’s completion of any registration or other qualifications of such Shares under all applicable laws, rules and regulations or (b) representations and undertakings by the Optionee (or his legal representative, heir or legatee, in the event of the Optionee’s death) to assure that the sale of the Shares complies with any registration exemption requirements which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Optionee (or his legal representative, heir, or legatee): (a) is purchasing such Shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have placed upon the face and reverse of any certificates evidencing such Shares a legend setting forth (i) any representations and undertakings which such Optionee has given to the Company or a reference thereto and (ii) that, prior to effecting any sale or other disposition of any such Shares, the Optionee must furnish to the Company an opinion of counsel, satisfactory to the Company, that such sale or disposition will not violate the applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Optionee.

15.	DIVIDENDS

With respect to all Shares (in contrary to unexercised Options) issued upon the exercise of Options purchased by the Optionee and held by the Optionee or by the Trustee, as the case may be, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

16.	ASSIGNABILITY AND SALE OF OPTIONS

No Option, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Optionee each and all of such Optionee’s rights to purchase Shares hereunder shall be exercisable only by the Optionee.

As long as the Shares are held by the Trustee in favor of the Optionee, then all rights the last possesses over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

17.	TERM OF THE ISOP

The ISOP shall be effective as of the day it was adopted by the Board and shall terminate at the end of 10 (ten) years from such day of adoption.

18.	AMENDMENTS OR TERMINATION

The Board may at any time, but after consultation with the Trustee, amend, alter, suspend or terminate the ISOP. No amendment, alteration, suspension or termination of the ISOP shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Committee, which agreement must be in writing and signed by the Optionee and the Company. Termination of the ISOP shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Options granted under the ISOP prior to the date of such termination.

19.	GOVERNMENT REGULATIONS

The ISOP, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Optionee, including the registration of the Shares under the United States Securities Act of 1933, and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities law of any jurisdiction.

20.	CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES

Neither the ISOP nor the Option Agreement with the Optionee shall impose any obligation on the Company or a Affiliate thereof, to continue any Optionee in its employ or service, and nothing in the ISOP or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or the service of the Company or a Affiliate thereof or restrict the right of the Company or a Affiliate thereof to terminate such employment or service at any time.

21.	GOVERNING LAW & JURISDICTION

The ISOP shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to the ISOP.

22.	TAX CONSEQUENCES

Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

The Company and/or the Trustee shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

23.	NON-EXCLUSIVITY OF THE ISOP

The adoption of the ISOP by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock Options otherwise then under the ISOP, and such arrangements may be either applicable generally or only in specific cases. For the avoidance of doubt, prior grant of options to Optionees of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Section.

24.	MULTIPLE AGREEMENTS

The terms of each Option may differ from other Options granted under the ISOP at the same time, or at any other time. The Committee may also grant more than one Option to a given Optionee during the term of the ISOP, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.

MELLANOX TECHNOLOGIES LTD.
OPTION AGREEMENT
Made as of the ___day of                      200_

BETWEEN:	MELLANOX TECHNOLOGIES LTD.
(hereinafter the “Company”)

on the one part
AND:	Name
I.D. No.
Address:
(hereinafter the “Optionee”)

on the other part

WHEREAS	On November 18, 2003, the Company duly adopted and the Board approved the Mellanox Technologies Ltd. 2003 Israeli Share Option Plan, which plan was duly amended on September 3, 2004, and a copy of which is attached as Exhibit A hereto, forming an integral part hereof (the “ISOP”); and -

WHEREAS	Pursuant to the ISOP, the Company has decided to grant Options to purchase Shares of the Company to the Optionee, and the Optionee has agreed to such grant, subject to all the terms and conditions as set forth in the ISOP and as provided herein;
NOW, THEREFORE, it is agreed as follows:
1. Preamble and Definitions
1.1	The preamble to this agreement constitutes an integral part hereof.

1.2	Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the ISOP.
2. Grant of Options
2.1	The Company hereby grants to the Optionee the number of Options as set forth in Exhibit B hereto, each Option shall be exercisable for one Share, upon payment of the Purchase Price as set forth in Exhibit B, subject to the terms and the conditions as set forth in the ISOP and as provided herein.

2.2	The Purchase Price will be paid in NIS in accordance with the representative rate of exchange of the U.S. dollar, published by the Bank of Israel and known on the date of giving a notice of exercise.

2.3	The Optionee is aware that the Company intends in the future to issue additional shares and to grant additional options to various entities and individuals, as the Company in its sole discretion shall determine.
3. Period of Option and Conditions of Exercise
3.1	The terms of this Option Agreement shall commence on the Date of Grant and terminate at the Expiration Date, or at the time at which the Option expires pursuant to the terms of the ISOP or pursuant to this Option Agreement.

3.2	Options may be exercised only to purchase whole Shares, and in no case may a fraction of a Share be purchased. If any fractional Share would be deliverable upon exercise, such fraction shall be rounded up one-half or less, or otherwise rounded down, to the nearest whole number.
4. Adjustments
Notwithstanding anything to the contrary in Section 10.1 of the ISOP and in addition thereto, if in any such Transaction as described in Section 10.1 of the ISOP, the Successor Company (or parent or subsidiary of the Successor Company) does not agree to assume or substitute for the Options, the Vesting Dates shall be accelerated so that any unvested Option shall be immediately vested in full as of the date which is ten (10) days prior to the effective date of the Transaction, and the Committee shall notify the Optionee that the unexercised Options are fully exercisable for a period often (10) days from the date of such notice, and that any unexercised Options shall terminate upon the expiration of such period.
5. Vesting; Period of Exercise
Subject to the provisions of the ISOP, Options shall vest and become exercisable according to the Vesting Dates set forth in Exhibit B hereto, provided that the Optionee is an Employee of or providing services to the Company and /or its Affiliates on the applicable Vesting Date.
All unexercised Options granted to the Optionee shall terminate and shall no longer be exercisable on the Expiration Date, as described in Section 3.13 of the ISOP.
6. Exercise of Options
6.1	Options may be exercised in accordance with the provisions of Section 11.1 of the ISOP.

6.2	In order for the Company to issue Shares upon the exercise of any of the Options, the Optionee hereby agrees to sign any and all documents required by any applicable law and/or by the Company’s Articles of Association.

6.3	(deleted)

6.4	The Company shall not be obligated to issue any Shares upon the exercise of an Option if such issuance, in the opinion of the Company, might constitute a violation by the Company of any provision of law.
7. Restrictions on Transfer of Options and Shares

7.1	The transfer of Options and the transfer of Shares to be issued upon exercise of the Options shall be subject to the limitations set forth in the ISOP and in the Company’s Articles of Association and any shareholders’ agreement to which the holders of ordinary shares of the Company are bound.

7.2	With respect to any Approved 102 Option, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee.

7.3	With respect to Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

7.4	By exercising your option you agree that the Company (or a representative of the underwriter(s)) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Ordinary Shares or other securities of the Company held by you, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your Ordinary Shares until the end of such period.

7.5	The Optionee shall not dispose of any Shares in transactions which violate, in the opinion of the Company, any applicable laws, rules and regulations.

7.6	The Optionee agrees that the Company shall have the authority to endorse upon the certificate or certificates representing the Shares such legends referring to the foregoing restrictions, and any other applicable restrictions as it may deem appropriate (which do not violate the Optionee’s rights according to this Option Agreement).
8. Taxes; Indemnification
8.1	Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee hereby agrees to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

8.2	The Optionee will not be entitled to receive from the Company and/or the Trustee any Shares allocated or issued upon the exercise of Options prior to the full payments of the Optionee’s tax liabilities arising from Options which were granted to him and/or Shares issued upon the exercise of Options. For the avoidance of doubt, neither the Company nor the Trustee shall be required to release any share certificate to the Optionee until all payments required to be made by the Optionee have been fully satisfied.

8.3	The receipt of the Options and the acquisition of the Shares to be issued upon the exercise of the Options may result in tax consequences. THE OPTIONEE IS ADVISED TO CONSULT A TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

8.4	With respect to Approved 102 Options, the Optionee hereby acknowledges that he is familiar with the provisions of Section 102 and the regulations and rules promulgated thereunder, including without limitations the type of Option granted hereunder and the tax implications applicable to such grant. The Optionee accepts the provisions of the trust agreement signed between the Company and the Trustee, a copy of which is attached as Exhibit C hereto or will be separately provided to the Optionee, and agrees to be bound by its terms.
9. Miscellaneous
9.1	No Obligation to Exercise Options. The grant and acceptance of these Options imposes no obligation on the Optionee to exercise it.

9.2	Confidentiality. The Optionee shall regard the information in this Option Agreement and its exhibits attached hereto as confidential information and the Optionee shall not reveal its contents to anyone except when required by law or for the purpose of gaining legal or tax advice.

9.3	Continuation of Employment or Service. Neither the ISOP nor this Option Agreement shall impose any obligation on the Company or an Affiliate to continue the Optionee’s employment or service and nothing in the ISOP or in this Option Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company and/or an Affiliate or restrict the right of the Company or an Affiliate to terminate such employment or service at any time.

9.4	Entire Agreement. Subject to the provisions of the ISOP, to which this Option Agreement is subject, this Option Agreement, together with the exhibits hereto, constitute the entire agreement between the Optionee and the Company with respect to

Options granted hereunder, and supersedes all prior agreements, understandings and arrangements, oral or written, between the Optionee and the Company with respect to the subject matter hereof.
9.5	Failure to Enforce — Not a Waiver. The failure of any party to enforce at any time any provisions of this Option Agreement or the ISOP shall in no way be construed to be a waiver of such provision or of any other provision hereof.

9.6	Provisions of the ISOP. The Options provided for herein are granted pursuant to the ISOP and said Options and this Option Agreement are in all respects governed by the ISOP and subject to all of the terms and provisions of the ISOP.

Any interpretation of this Option Agreement will be made in accordance with the ISOP but in the event there is any contradiction between the provisions of this Option Agreement and the ISOP, the provisions of the Option Agreement will prevail.

9.7	Binding Effect. The ISOP and this Option Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereof.

9.8	Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered mail or delivered by email or facsimile with written confirmation of receipt to the Optionee and/or to the Company at the addresses shown on the letterhead above, or at such other place as the Company may designate by written notice to the Optionee. The Optionee is responsible for notifying the Company in writing of any change in the Optionee’s address, and the Company shall be deemed to have complied with any obligation to provide the Optionee with notice by sending such notice to the address indicated below.
Company’s Signature:
Name: Michael Gray
Position: Chief Financial Officer
Signature:
I, the undersigned, hereby acknowledge receipt of a copy of the ISOP and accept the Options subject to all of the terms and provisions thereof. I have reviewed the ISOP and this Option Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Option Agreement, and fully understand all provisions of this Option Agreement. I agree to notify the Company upon any change in the residence address indicated above.

Optionee’s Signature
Exhibit A: Mellanox Technologies Ltd. 2003 Israeli Share Option Plan
Exhibit B: Terms of the Option (including Notice of Grant)
Exhibit C: Trust Agreement

EXHIBIT A
See Mellanox Technologies, Ltd. 2003
Israel: Share Option Plan

EXHIBIT B

Mellanox Technologies Ltd.
Stock Option Grant Notice
(2003 Israeli Equity Incentive Plan)
Mellanox Technologies Ltd. (the “Company”), pursuant to its 2003 Israeli Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of the Company’s Ordinary Shares set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:

Date of Grant:

Vesting Commencement Date:

Number of Shares Subject to Option:

Exercise Price (Per Share):

Total Exercise Price:

Expiration Date:

Type of Grant:	102 Capital Gains Track Options

Vesting Schedule:	1/4th of the shares vest one year after the Vesting Commencement Date.

l/48th of the shares vest monthly thereafter over the next three years.

If, in the event of a “Change of Control”, and within twelve (12) months thereafter, the Company terminates Optionholder’s employment without “Cause” or if Optionholder resigns for “Good Reason,” fifty percent (50%) of the shares subject to this option to purchase Ordinary Shares of the Company that are unvested on the date of such termination or resignation shall vest immediately upon such termination or resignation.

A “Change of Control” shall mean (i) a merger or consolidation of the Company, whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, approved by the shareholders of the Company.

“Cause” shall mean (1) Optionholder’s willful refusal or willful failure to comply with a lawful instruction of the Board, or (2) Optionholder’s conviction of any felony involving an act of moral turpitude. The Company may not terminate Optionholder for Cause unless the Company gives Optionholder written notice of its intent to terminate Optionholder for Cause with an explicit written explanation for all reasons for the for-Cause termination, and the Company, in good faith, permits Optionholder thirty (30) days to cure the alleged wrongs. If Optionholder cures the alleged wrongs, within thirty (30) days of such notice, Optionholder cannot be terminated for Cause.

“Good Reason” shall mean any of the following events which is not cured by the Company within 15 days after Optionholder gives written notice thereof to the Company: (i) any reduction of or failure to pay Optionholder’s base salary in effect immediately prior to the Change of Control; (ii) any other material breach by the Company of any material term of Optionholder’s employment with the Company; (iii) any material adverse change in Optionholder’s job titles, duties, responsibilities, status, reporting responsibilities or perquisites granted hereunder, without Optionholder’s consent; or (iv) any change in Optionholder’s principal work location which increases Optionholder’s one-way commute from home to the office by more than 50 miles. “Good Reason” shall cease to exist for an event on the 30th day following the later of its occurrence or Optionholder’s knowledge thereof, unless Optionholder has given the Company notice thereof prior to such date.

Payment:	By one or a combination of the following items (described in the Stock Option Agreement):
By cash or check
Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Stock Option Agreement and the Plan. The undersigned Optionholder further acknowledges acceptance of the terms of Section 102 of the Israeli Income Tax Ordinance and the rules promulgated thereunder. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:

Other Agreements:

Mellanox Technologies Ltd.		Optionholder:

By:

	Signature	Signature

Title:		Date:

Date:

Attachments: Stock Option Agreement, 2003 Israeli Equity Incentive Plan and Notice of Exercise

NOTICE OF EXERCISE
(Standard Form)
Mellanox Technologies Ltd.
PO Box 586
Yokneam Israel, 20692
Date of Exercise:
Ladies and Gentlemen:
     This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.
     ☐ Check here if your option was granted under Section 102 of the Income Tax Ordinance (New Version) 1961

Stock Option Number:

Stock option dated:

Number of shares as to which option is exercised:

Certificates to be issued in name of:

Address:

Total exercise price:	$

Cash payment delivered herewith:	$
     By this exercise, I agree to provide such additional documents as you may require pursuant to the terms of the 1999 Israeli Equity Incentive Plan or the 2003 Israeli Equity Incentive Plan (the “Plan).
     I hereby make the following certifications and representations with respect to the number of Ordinary Shares of the Company listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the Option as set forth above:
     I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and “control securities” under Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

1

     I further acknowledge that I will not be able to resell the Shares for at least ninety (90) days after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.
     I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Articles of Incorporation, Bylaws and/or applicable securities laws.
     I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares or other securities of the Company held by me, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. I further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to my Shares until the end of such period.
     I am not a “U.S. Person” as defined by Rule 902 of Regulation S promulgated under the Securities Act. At the time of grant and exercise of the Option, I was and am outside the United States. I am acquiring the Shares for my own account, for investment purposes and not with a view towards, or for sale in connection with, any distribution of such securities. All subsequent offers and sales of the Shares will be made (i) outside the United States in compliance with Rule 903 and Rule 904 of Regulation S, (ii) pursuant to registration of the Shares under the Securities Act, or (iii) pursuant to an exemption from such registration. I will not engage in hedging transactions with regard to the Shares prior to the expiration of the distribution compliance period specified in Rule 903 of Regulation S, unless in compliance with the Securities Act.
     I acknowledge and understand that the tax consequences of exercising this Option and disposing of the Shares underlying this Option are complex, and that I have been advised by the Company to consult with my personal tax advisor before exercising this Option or disposing of the shares underlying this Option.
     Any tax consequences arising from the grant or exercise of this Option, from the payment for Shares or from any other event or act under the Plan, my option agreement or this Notice of Exercise, shall be borne solely by me. I agree to indemnify the Company and/or its subsidiaries and hold them harmless against and from any and all liability for any such tax or interest or penalty thereof, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to me.
     Section 102. If my Options were granted pursuant to Section 102 of the Israel Income Tax Ordinance (New Version) 1961, I acknowledge that the Shares issued on exercise of the Options may be held in trust for my benefit by the Trustee pursuant to Section 102 under the terms of a trust agreement between the Company and the Trustee.
     I

Very truly yours,

2

EXHIBIT C
Addendum B
(Section 2(A))
Deed of Trust (between Trustee and allocating company)
Signed in
     Between:                (hereinafter — the Trustee).
As the first party
     And between:      Mellanox Technologies Ltd. (hereinafter — the Allocating Company)
As the second party
Whereas:
     On November 18, 2003, the Company adopted an employee share allocation plan, as defined in Section 102 of the Ordinance (hereinafter — the Plan);
And whereas:
     According to the Plan, the Company will allocate from time to time shares or rights to shares to employees under a share allocation by way of a Trustee;
And whereas:
     According to the Plan, all the shares shall be allocated under an allocation to a Trustee so that he may hold them in trust until the end of the period, as set out in the Ordinance, in the Income Tax Rules (Tax Relief for Share Allocations to Employee), 5763 — 2003 (hereinafter — the Rules), and in the Plan and in this deed of trust;
And whereas:
     The Company has appointed                            to serve as a Trustee for the purpose of said employee share allocation plan and he has expressed his consent to serve as Trustee for all the employing companies and their employees.
Therefore it is agreed between the parties as follows:
1.	The preamble to this deed of trust constitutes an integral part thereof.

2.	According to the Plan, shares shall not be allocated to the Company’s employees unless allocated on the Trustee’s name and held by him until the end of the Period, as defined in Section 102 of the Ordinance.

3.	Prior to payment of the applicable tax as set out in Section 7 of the Rules, the shares will not be transferred, assigned, pledged, confiscated, or otherwise willingly mortgaged, and no power of attorney or deed of transfer regarding them will be given, whether the validity of any of the same is immediate or future, save for a transfer under a will or operation of law; if shares are transferred under said will or operation of law, the provisions of Section 102 and of the Rules shall apply to the heirs or transferees of that same employee.

4.	After the end of the period, each employee shall be entitled at any time to request that the Trustee transfer to his name the shares to which he is entitled, provided that the Trustee shall not transfer said shares until after the applicable tax under Section 102 of the Ordinance and these Rules (hereinafter — the Applicable Tax) has been paid and the Trustee is in possession of an approval of such from the assessing officer.
5.	If according to the conditions of the plan, the employee is granted rights to purchase shares, or bonus shares are allocated to him for the shares, the rights or bonus shares shall be allocated on the Trustee’s name. The employee shall be entitled to instruct the Trustee to realize the rights or the bonus shares after the end of the period as determined in the Plan. The shares bearing the rights shall be allocated to the Trustee in accordance with that set out in Section 2 of the Rules and the provisions of the plan shall apply thereunto, including the choice of the tax track and the provisions of this Deed of Trust, however, the period of time until the end of the period shall be counted from the date of allocation of the shares for which the rights or bonus shares were allocated.
6.	The Company undertakes to the Trustee that it will not allocate shares to an employee in the framework of the allocation plan, if the employee has not declared that he is aware of the provisions of Section 102 of the Ordinance and the tax track that applies to him, and of his written consent to that set out in this Deed of Trust and his undertaking not to realize the shares prior to the end of the Period, as defined in Section 102 of the Ordinance.
In witness whereof we affix out signatures hereto:

[signed]	[signed]

[Mellanox Stamp]

The Trustee	The Company